Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On February 28, 2019, Univar Solutions Inc. (the “Company”) completed its acquisition of Nexeo Solutions, Inc. (“Nexeo”) and on March 31, 2019, the Company completed the sale of the plastics distribution business of Nexeo (the “Plastics Business”). On April 3, 2019, the Company filed Form 8-K/A to provide the unaudited pro forma condensed combined financial information of the Company. On December 6, 2019, the Company announced the sale of its Environmental Sciences (“ES”) business to AEA Investors and completed that sale on December 31, 2019.

The unaudited pro forma condensed combined statement of operations gives effect to the acquisition of Nexeo, the sale of the Plastics Business, and the sale of the Environmental Sciences business (the Transactions”) as if they had occurred on January 1, 2018. The unaudited proforma condensed balance sheet gives effect to the disposition of the Environmental Sciences business as if it had occurred on September 30, 2019. The historical unaudited condensed balance sheet of Univar Solutions as of September 30, 2019 already reflects the impact of the acquisition of Nexeo and the sale of the Plastics Business.

Univar Solutions and Nexeo have different fiscal years. Univar Solutions fiscal year ends on December 31, whereas Nexeo’s fiscal year ended on September 30. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 combines Univar Solutions year ended December 31, 2018 with Nexeo’s year ended September 30, 2018. The unaudited pro forma condensed combined statement of operations for the year end December 31, 2018 has been prepared utilizing period ends that differ by less than 93 days, as permitted by Rule 11-02 Regulation S-X. This pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the pro forma condensed combined financial information. In addition, the pro forma condensed combined financial information was based on, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes:

•

Univar Solutions audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2018 included in Univar Solutions Annual Report on Form 10-K filed on February 21, 2019;

•	Univar Solutions unaudited consolidated financial statements and the related notes thereto for the:

•	three months ended March 31, 2019 included in Univar Solutions Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed on May 9, 2019;

•	six months ended June 30, 2019 included in Univar Solutions Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed on August 5, 2019;

•	nine months ended September 30, 2019 included in Univar Solutions Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed on November 5, 2019

•

Nexeo’s audited consolidated financial statements and the related notes thereto as of and for the year ended September 30, 2018 included in Nexeo’s Annual Report on Form 10-K for the year ended September 30, 2018 filed on December 6, 2018;

•

Nexeo’s unaudited consolidated financial statements and the related notes thereto for the three months ended December 31, 2018 included in Nexeo’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2018 filed on February 7, 2019; and

•	The accompanying notes to the unaudited pro forma condensed combined financial information.

This unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is based on assumptions and estimates considered appropriate by Univar Solutions management; however, they are not necessarily indicative of what Univar Solutions results of operations actually would have been assuming the Transactions had been consummated as of the date indicated, nor do they purport to represent Univar Solutions consolidated results of operations for future periods. The unaudited pro forma condensed combined financial information does not reflect any integration costs or savings that may be realized. The acquisition of Nexeo is accounted for as a business combination and reflects the application of acquisition accounting in accordance with Accounting Standards Codification (ASC) 805, Business Combinations. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and liabilities assumed and information currently available. Certain valuations and assessments, specifically, the assessment of the income tax positions and rates of the combined business, are in process. Actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial statements and the differences may be material.

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the Transactions (ii) factually supportable and (iii) with respect to the statement of operations, expected to have a continuing impact on the operating results of the Company. The unaudited pro forma adjustments are based upon available information and certain assumptions Univar Solutions believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed combined financial information.

This unaudited pro forma condensed combined financial information does not consider any impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies or other synergies that may be achieved in the acquisition or any strategies that management may consider in order to continue to efficiently manage Univar Solutions operations. Future results may vary significantly from the results reflected due to various factors. The historical consolidated financial information has been adjusted to reflect factually supportable items directly attributable to the Transactions and, with respect to the statement of operations only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting, Accounting Standards Codification (ASC) Topic 805, Business Combinations, with Univar Solutions treated as the acquirer, and Article 11 of Regulation S-X, as defined by the SEC. The following unaudited pro forma condensed combined financial information primarily gives effect to:

•	Application of the acquisition method of accounting in connection with the acquisition of Nexeo

•	Financing arrangements entered into in connection with the acquisition of Nexeo;

•	Transaction costs incurred in connection with the acquisition;

•	The sale of the Plastics Business; and

•	The sale of the Environmental Sciences business.

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Univar Solutions. Univar Solutions believes these accounting policies are similar in most material respects to those of Nexeo. Certain reclassifications have been made to conform the presentation of Nexeo’s financial information to that of Univar Solutions.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

(in millions, except per share amounts)

For the Year Ended December 31, 2018

	Historical
	Univar Solutions, Inc	Nexeo Solutions, Inc							Pro forma combined
(in millions, except per share data)	Year ended December 31, 2018	Year ended September 30, 2018	Disposition of Nexeo Plastics (Note 3)	Disposition of ES (Note 4)	Reclassification adjustments (Note 5)		Pro forma adjustments (Note 6)		Year ended December 31, 2018
Net sales	$8,632.5	$4,034.2	$(1,980.0)	$(415.4)			$(1.2)	6(a)	$10,270.1
Cost of goods sold (exclusive of depreciation)	6,732.4	3,574.1	(1,783.8)	(320.9)	(134.2)	5(a), 5(b), 5(c)	(1.2)	6(a)	8,066.4
Operating expenses:									—
Outbound freight and handling	328.3	—	—	(12.2)	53.1	5(a)	—		369.2
Warehousing, selling and administrative	931.4	352.6	(87.0)	(50.6)	(11.8)	5(b), 5(c), 5(d), 5(e), 5(f)	(11.3)	6(b)	1,123.3
Other operating expenses, net	73.5	—	—	(0.1)	34.2	5(f)	(19.4)	6(b)	88.2
Depreciation	125.2	—	—	(1.5)	41.8	5(c)	—		165.5
Amortization	54.3	—	—	(1.9)	19.7	5(d)	7.2	6(c)	79.3
Transaction related costs	—	2.8	—	—	(2.8)	5(e)	—		(0.0)
Change in fair value of contingent consideration obligations	—	7.5	—	—	—		(7.5)	6(e)	—

Total Operating expenses	$1,512.7	$362.9	$(87.0)	$(66.3)	$134.2		$(31.0)		$1,825.5

Operating Income	$387.4	$97.2	$(109.2)	$(28.2)	$—		$31.0		$378.2

Other (expense) income:
Interest income	3.2	0.5	(0.4)	—	—		—		3.3
Interest expense	(135.6)	(52.6)	—	—	—		30.5	6(d)	157.7
Loss on extinguishment on debt	(0.1)	—	—	—	—		—		(0.1)
Other expense, net	(32.7)	1.0	(0.4)	—	—		—		(32.1)

Total other expense	$(165.2)	$(51.1)	$(0.8)	$—	$—		$30.5		$186.6

Income (loss) operations before income taxes	222.2	46.1	(110.0)	(28.2)	—		61.5		191.6
Income tax expense (benefit)	49.9	16.7	(22.8)	(6.3)	—		13.4	6(f)	50.9

Net income (loss)	$172.3	$29.4	$(87.2)	$(21.9)	$—		$48.1		$140.7

Income (loss) per common share:
Basic	$1.22								$0.84
Diluted	$1.21								$0.83

Weighted average common shares outstanding:
Basic	141.2							6(g)	167.6
Diluted	142.2							6(g)	168.6

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

(in millions, except per share amounts)

For the Nine Months Ended September 30, 2019

	Historical	Unaudited
	Univar Solutions, Inc	Nexeo Solutions, Inc							Pro forma combined
(in millions, except per share data)	Nine Months ended September 30, 2019	Two months ended February 28, 2019	Disposition of Nexeo Plastics (Note 3)	Disposition of ES (Note 4)	Reclassification adjustments (Note 5)		Pro forma adjustments (Note 6)		Nine months ended September 30, 2019
Net sales	$7,131.9	$636.0	$(310.0)	$(326.8)			$(1.4)	6(a)	$7,129.7
Cost of goods sold (exclusive of depreciation)	5,513.3	567.0	(279.7)	(253.1)	(22.4)	5(a), 5(b), 5(c)	(1.4)	6(a)	5,523.7
Operating expenses:									—
Outbound freight and handling	275.1	—	—	(9.8)	8.9	5(a)	—		274.2
Warehousing, selling and administrative	803.4	55.0	(22.9)	(37.6)	(2.5)	5(b), 5(c), 5(d), 5(e), 5(f)	—	6(b)	795.4
Other operating expenses, net	258.8	—	—	—	32.5	5(f)	(51.4)	6(b)	239.9
Depreciation	114.5	—	—	(1.3)	7.0	5(c)	—		120.2
Amortization	45.1	—	—	(1.5)	3.3	5(d)	0.9	6(c)	47.8
Transaction related costs	—	26.8	—	—	(26.8)	5(e)	—		—
Impairment	7.0	—	—	—	0		—	6(e)	7.0

Total Operating expenses	$1,503.9	$81.8	$(22.9)	$(50.2)	$22.4		$(50.5)		$1,484.5

Operating Income	$114.7	$(12.8)	$(7.4)	$(23.5)	$—		$50.5		$121.5

Other (expense) income:
Interest income	2.3	0.1	(0.1)	—	—		—		2.3
Interest expense	(111.2)	(8.6)	—	—	—		9.0	6(d)	110.8
Loss on extinguishment on debt	(0.7)	—	—	—	—		—		(0.7)
Other expense, net	(17.2)	—	—	—	—		—		(17.2)

Total other expense	$(126.8)	$(8.5)	$(0.1)	$—	$—		$9.0		$126.4

Income (loss) operations before income taxes	(12.1)	(21.3)	(7.5)	(23.5)	—		59.5		(4.9)
Income tax expense (benefit)	38.4	5.3	1.9	(5.9)	—		13.5	6(f)	53.2

Net income (loss)	$(50.5)	$(26.6)	$(9.4)	$(17.6)	$—		$46.0		$(58.1)

Income (loss) per common share:
Basic	$(0.31)								$(0.35)
Diluted	$(0.31)								$(0.35)

Weighted average common shares outstanding:
Basic	162.6							6(g)	168.2
Diluted	162.6							6(g)	168.2

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

(in millions)

As of September 30, 2019

	Historical				Pro forma combined
	Univar Solutions, Inc
(in millions)	As of September 30, 2019	Disposition of ES Business (Note 7)		Pro forma adjustments (Note 8)	As of September 30, 2019
Assets
Current Assets
Cash and cash equivalents	$134.6	$174.0	7(a)	$(174.0)	$134.6
Trade accounts receivable, net	1,375.7	(49.8)		—	1,325.9
Inventories	872.9	(81.0)		—	791.9
Prepaid expenses and other current assets	193.1	(9.4)		—	183.7

Total current assets	$2,576.3	$33.8		$(174.0)	$2,436.1

Property, plant and equipment, net	1,161.1	(8.1)			1,153.0
Goodwill	2,409.5	(75.6)		—	2,333.9
Intangible Assets, net	348.2	(5.6)		—	342.6
Deferred tax assets	22.0	—		—	22.0
Other assets	267.6	(7.0	) 7(b)	—	260.6

Total Assets	$6,784.7	$(62.5)		$(174.0)	$6,548.2

Liabilities and stockholders’ equity
Current liabilities:
Short-term financing	$2.9	$—		$—	$2.9
Trade accounts payable	973.3	(106.4)			866.9
Current portion of long-term debt	19.0	—		—	19.0
Accrued compensation	100.7	(3.8)			96.9
Income tax payable	—	30.5	7(c)	—	30.5
Other accrued expenses	349.8	(4.4)		—	345.4

Total current liabilities	$1,445.7	$(84.1)		$—	$1,361.6

Long-term debt	2,977.1	(0.1)		(174.0)	2,803.0
Pension and other postretirement benefit liabilities	244.6	—			244.6
Deferred tax liabilities	111.1	—		—	111.1
Other long-term liabilities	261.2	10.6	7(d)	—	271.8

Total Liabilities	$5,039.7	$(73.6)		$(174.0)	$4,792.1

Stockholders’ equity
Common stock	$1.7	$—		$—	$1.7
Additional paid-in capital	2,963.7	—		—	2,963.7
Retained Earnings (Accumulated deficit)	(803.4)	11.1		—	(792.3)
Accumulated other comprehensive (loss) income	(417.0)	—		—	(417.0)

Total stockholders’ equity	$1,745.0	$11.1		$—	$1,756.1

Total liabilities and stockholders’ equity	$6,784.7	$(62.5)		$(174.0)	$6,548.2

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared pursuant to SEC Regulation S-X Article 11. Univar Solutions fiscal year end is December 31 and Nexeo’s fiscal year end was September 30.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2018 and nine months ended September 30, 2019 give effect to (i) the acquisition of Nexeo, the sale of the Plastics Business, and the sale of the Environmental Sciences business (the “Transactions”) as if they had been completed on January 1, 2018, the beginning of Univar Solutions most recently completed fiscal year and (ii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. Because the difference between Univar Solutions and Nexeo’s fiscal year end dates is less than 93 days, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 was prepared using Univar Solutions audited consolidated statement of operations for the year ended December 31, 2018 and Nexeo’s audited consolidated statement of operations for the year ended September 30, 2018.

The unaudited pro forma condensed combined statements of operations has been prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in ASC 805, Business Combinations, with Univar Solutions treated as the accounting acquirer and Nexeo as the accounting acquiree.

The unaudited pro forma condensed combined statement of operations gives effect to the acquisition of Nexeo, the sale of the Plastics Business, and the sale of the Environmental Sciences business (the Transactions”) as if they had occurred on January 1, 2018. The unaudited proforma condensed balance sheet gives effect to the disposition of the Environmental Sciences business as if it had occurred on September 30, 2019. The historical unaudited condensed balance sheet of Univar Solutions as of September 30, 2019 already reflects the impact of the acquisition of Nexeo and the sale of the Plastics Business.

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the Transactions (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the operating results of the Company. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the Transactions or of any integration costs.

Note 2. Significant Accounting Policies

The accounting policies used in the preparation of these pro forma condensed combined financial statements are those set out in Univar Solutions unaudited condensed consolidated financial statements included in Univar Solutions Form 10-K for the fiscal year ended December 31, 2018. For the purposes of preparing the pro forma condensed combined financial statements, Univar Solutions management has conducted an analysis to determine whether any adjustment is required to conform Nexeo’s financial statements to reflect the current accounting policies of Univar Solutions. Based on this review of Nexeo’s accounting policy disclosures set forth in Nexeo’s consolidated financial statements included in Form 10-K for the fiscal year ended September 30, 2018, supplemented by discussion with Nexeo’s senior financial management, Univar Solutions identified an accounting policy difference for revenue recognition. Univar Solutions adopted ASC 606, Revenue Recognition, on January 1, 2018, the first day of its 2018 fiscal year using the modified retrospective method of adoption. For Nexeo, ASC 606, became effective for its fiscal year beginning on October 1, 2018, and Nexeo adopted ASC 606 using the modified retrospective method. However, this difference does not have a material impact on the pro forma condensed combined financial statements. As a result, no adjustment to Nexeo’s net sales in the unaudited pro forma condensed combined statement of income for the fiscal year ended December 31, 2018 has been made.

Based on the analysis of accounting policies and procedures conducted to date, Univar Solutions is not aware of any material differences after considering significant accounting policy areas. Certain reclassifications have been reflected in the pro forma adjustments to conform Nexeo’s presentation to Univar Solutions in the statements of operations. Note 4 sets forth additional information about reclassifications and adjustments necessary to conform Nexeo’s financial statements to the accounting policies and presentation used by Univar Solutions.

Note 3. Notes to Unaudited Pro Forma Condensed Combined Statement of Operations – Disposition of Nexeo Plastics

Reflects two months of operating results for the Plastics Business which was reflected as a discontinued operation in the Company’s historical statement of operations beginning February 28, 2019. Financial information for the two months of the Plastics Business was derived from unaudited, historical books and records of Nexeo Solutions. Inc.

Note 4. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations – Disposition of Environmental Sciences

Reflects year ended December 31, 2018 and nine months ended September 30, 2019 of operating results for the Environmental Sciences business which is included in the Company’s historical statement of operations.

Note 5. Reclassification adjustments

(a)	To reclassify $53.1 million and $8.9 million of outbound freight from cost of goods sold for the year ended December 31, 2018 and nine months ended September 30, 2019, respectively.

(b)	To reclassify $59.0 million and $9.8 million of warehousing from cost of goods sold for the year ended December 31, 2018 and nine months ended September 30, 2019, respectively.

(c)

To reclassify $41.8 million and $7.0 million of depreciation from cost of goods sold and warehousing, selling and administration to depreciation for the year ended December 31, 2018 and nine months ended September 30, 2019, respectively.

(in millions)	Year ended December 31, 2018	Nine months ended September 30, 2019
Cost of good sold	$22.1	$3.7
Warehouse, selling and administration	19.7	3.3

Total Depreciation	$41.8	$7.0

(d)

To reclassify $19.7 million and $3.3 million of amortization from warehousing, selling and administration to amortization for the year ended December 31, 2018 and nine months ended September 30, 2019, respectively.

(e)	To reclassify $11.3 million and $28.2 million of transaction costs to other operating expenses, net for the year ended December 31, 2018 and nine months ended September 30, 2019, respectively.

(in millions)	Year ended December 31, 2018	Nine months ended September 30, 2019
Warehouse, selling and administration	$8.5	$1.4
Transaction costs	2.8	26.8

Total transaction costs	$11.3	$28.2

(f)

To reclassify $34.2 million and $32.5 million of other expenses, net, from warehousing, selling and administration for the year ended December 31, 2018 and nine months ended September 30, 2019, respectively.

Note 6. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations – Pro forma Adjustments

(a)	Reflects adjustments for the elimination of sales and the corresponding expenses related to transactions treated as intercompany as a result of the acquisition of the Transactions.

(b)

Reflects the adjustments to reverse incurred and non-recurring transaction costs, which were recorded in Univar Solutions and Nexeo’s other operating expenses, net. The transaction costs reflected in historical statements of operations are as follows:

(in millions)	Year ended December 31, 2018	Nine months ended September 30, 2019
Reversal of Univar Solutions transaction costs	$(19.4)	$(51.4)
Reversal of Nexeo’s transaction costs	(11.3)	—

Total adjustment for other operating expenses, net	$(30.7)	$(51.4)

(c)

Reflects the adjustments to (i) eliminate historical amortization expense and (ii) recognition of new amortization expense related to identifiable intangible assets, primarily customer relationships, calculated in proportion to how the asset will be utilized over the useful life.

(in millions)	Year ended December 31, 2018	Nine months ended September 30, 2019
Reversal of Nexeo’s historical intangible asset amortization	$(19.7)	$(3.3)
Amortization of purchased identifiable intangible assets	26.9	4.2

Intangible asset amortization adjustment	$7.2	$0.9

(d)

Reflects the net adjustment to (i) reverse interest expense associated with the repayment of Nexeo’s existing debt in connection with the acquisition (ii) recognition of new interest expense associated with the new debt issued in connection with the acquisition and (iii) repayment of outstanding debt using the proceeds from the disposition of the Environmental Sciences business.

(in millions)	Year ended December 31, 2018	Nine months ended September 30, 2019
Elimination of Nexeo’s historical interest expense related to repayment of Nexeo’s debt	$52.6	$8.6
Interest expense on new debt financing	(29.9)	(5.0)
Eliminate interest due to the payoff of debt using the proceeds from the sale of the Environmental Sciences business	7.8	5.4

Interest expense pro forma adjustment	$30.5	$9.0

A sensitivity analysis on interest expense for the year ended December 31, 2018 and nine months ended September 30, 2019 has been performed to assess the effect of a change of 1/8% of the hypothetical interest rate would have on the debt. The interest rates used for purposes of preparing this pro forma financial information related to the new term loan facility is approximately 4.65% on the USD Term Loan and 2.75% on the EUR Term Loan as of February 28, 2019. These rates are comprised of the one-month LIBOR rate of 2.489% and the one-month EURIBOR rate of 0.0% as of February 28, 2019, plus certain margins specified in the facility agreements. A 1/8% increase or decrease in interest rates would result in a change in interest expense of approximately $1 million and nil for the year ended December 31, 2018 and nine months ended September 30, 2019, respectively.

(e)

Reflects the $7.5 million adjustment to eliminate the change in fair value of the contingent consideration to coincide with the historical liability from a tax receivable agreement and deferred compensation agreement that was repaid in connection with the acquisition.

(f)

To adjust $13.4 million and $13.5 million of income tax expense for the income tax effect of the pro forma adjustments for the year ended December 31, 2018 and nine months ended September 30, 2019, respectively. These adjustments are calculated using historical statutory tax rates by jurisdiction, resulting in blended statutory tax rates (inclusive of state taxes) of 25.0% for the year ended December 31, 2018. The income tax effects of the Tax Cuts and Jobs Act (TCJA), which was enacted in the United States on December 22, 2017, are presented as recorded by the separate companies and have not been re-determined on a combined basis.

(g)

Represents the pro forma weighted average shares outstanding that have been calculated using the historical weighted average shares of Univar Solutions common stock outstanding and the additional Univar Solutions equity awards issued in conjunction with the acquisition of Nexeo and the sale of the Plastics Business, assuming those shares and awards were outstanding as of the beginning of the periods for the year ended December 31, 2018 and nine months ended September 30, 2019.

Pro Forma Basic Weighted Average Shares (in millions)
Historical Univar Solutions weighted average shares outstanding—basic	141.2
Shares of Univar Solutions common stock issued to Nexeo stockholders pursuant to the business combination agreement	26.4

Pro forma weighted average shares—basic at December 31, 2018	167.6

Pro Forma Diluted Weighted Average Shares (in millions)
Historical Univar Solutions weighted average shares—diluted	142.2
Shares of Univar Solutions common stock issued to Nexeo stockholders pursuant to the business combination agreement	26.4

Pro Forma weighted average shares—diluted at December 31, 2018	168.6

Pro Forma Basic Weighted Average Shares (in millions)
Historical Univar Solutions weighted average shares outstanding—basic	162.6
Weighted average share adjustment to reflect the Transaction as of January 1, 2018	5.6

Pro forma weighted average shares—basic at September 30, 2019	168.2

Pro Forma Diluted Weighted Average Shares (in millions)
Historical Univar Solutions weighted average shares—diluted	162.6
Weighted average share adjustment to reflect the Transaction as of January 1, 2018	5.6

Pro Forma weighted average shares—diluted at September 30, 2019	168.2

Note 7. Notes to Unaudited Pro Forma Condensed Balance Sheet – Disposition of Environmental Sciences

Reflects the adjustment to i) eliminate the assets and liabilities related to the ES business, ii) record the net proceeds received from the and related contractual sale obligations, and iii) record the tax liability created from the gain recognized on disposition.

(a)	Reflects $174 million of net cash proceeds received from the sale of the Environmental Sciences business.

(b)

Reflects an adjustment of $2.4 million to record the present value of the $5 million note receivable received from AEA Investors in connection with the disposition, net of $9.4 million of other assets disposed related to the Environmental Sciences business.

(c)	Reflects the tax liability created from the sale of the Environmental Sciences business.

(d)	Reflects $18 million of post-closing contractual obligations, net of $7.4 million of other long-team liabilities disposed of from the sale of the Environmental Sciences business.

Note 8. Notes to Unaudited Pro Forma Condensed Balance Sheet – Pro forma adjustments

Reflects the repayment of $174 million of long-term debt using the net proceeds from the disposition of the ES business.